Exhibit 10.1

Summary of Bonuses Awarded to Named Executive Officers of

Allin Corporation in Respect of 2007

On February 21, 2008, the Board of Directors of Allin Corporation awarded bonuses to its named executive officers for the year ended December 31, 2007 as follows:

Richard W. Talarico, Chairman, Chief Executive Officer and President - $93,978

Dean C. Praskach, Chief Financial Officer - $47,813